UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 24, 2006
Date of Report (Date of earliest event reported)

TERRACE VENTURES INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-50569	91-2147101
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

810 Peace Portal Drive, Suite 202,
Blaine, WA	98230
(Address of principal executive offices)	(Zip Code)

(360) 220-5218
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01	Entry Into A Material Definitive Agreement.

Effective May 24, 2006, Terrace Ventures Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) among with Sporg Technology Corp., Sporg Corporation and Gordon F. Burley for a merger with Sporg Corporation (“Sporg”). Under the terms of the Merger Agreement, the Company’s wholly-owned subsidiary, Sporg Technology Corp. (the “Subsidiary”), will merge with Sporg and immediately thereafter the Company will merge with the Subsidiary and change its name to Sporg Technology Corp. Concurrent with the completion of the Merger, the Company’s principal shareholder, Gordon F. Burley, will surrender for cancellation 15,800,000 shares of common stock of the Company held by him. The Company has also approved a private placement of up to 2,000,000 shares of the Company’s common stock at a price of $0.30 per share to permit it to provide up to $525,000 of interim financing (the “Interim Financing”) to Sporg pending completion of the Merger.

Under the terms of the Merger Agreement, the Company will issue two shares of the Company’s common stock in exchange for each outstanding share of common stock of Sporg. Sporg presently has 24,410,451 shares of common stock outstanding; accordingly, the Company will issue 48,820,902 shares of common stock to the holders of shares of Sporg. In addition, the Company will grant options and warrants to purchase its shares to the existing option and warrant holders of Sporg.

Closing of the Merger is subject to a number of conditions, including:

a)	Delivery of required financial statements by Sporg;

b)	The Company providing the Interim Financing;

c)	The Company obtaining a financing proposal from a reputable investment dealer for equity financing of not less than $3,000,000;

d)	Substantial revisions to Sporg’s agreements with its senior management; and

e)	Termination of an investor rights agreement with a major investor of Sporg.

Unless waived, failure to meet these conditions would prevent closing of the Merger.

Copies of the Merger Agreement and the press release announcing the Company’s entry into the Merger Agreement have been attached as exhibits to this Report on Form 8-K.

SECTION 3 – SECURITIES AND TRADING MARKETS

ITEM 3.02	Unregistered Sales Of Equity Securities And Use Of Proceeds.

Effective on May 24, 2006, the Company issued an aggregate of 60,000 (post-4:1 split) shares of its common stock at a price of $0.25 per share to three subscribers. The issuances are part of a private placement of 1,000,000 (pre-4:1 split) (4,000,000 post-split) shares of the Company’s common stock approved by the Company’s director on November 23, 2005. These shares were issued pursuant to the exemptions from registration contained in Regulation S promulgated under the Securities Act of 1933 on the basis of representations made by each of the subscribers that the subscribers were not “U.S. persons”, as that term is defined under Regulation S, and that the subscribers were not acquiring the shares for the account or benefit of a U.S. person.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01	Financial Statements And Exhibits

(c)	Exhibits

	10.1	Agreement and Plan of Merger dated for reference May 24, 2006 among Terrace Ventures Inc., Sporg Technology Corp., Sporg Corporation and Gordon F. Burley.

	99.1	Press Release dated May 30, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRACE VENTURES INC.
Date: May 30, 2006
	By:	/s/ Howard Thomson
HOWARD THOMSON
President and Chief Executive Officer